For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services / Ministère des Services gouvernementaux
Ontario

CERTIFICATE / CERTIFICAT
This is to certify that these articles are effective on / Ceci certifie que les présents statuts entrent en vigueur le

JUNE 03 JUIN, 2015

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

(17)

Ontario Corporation Number
Numéro de la société en Ontario

2426652

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

MIRA IV ACQUISITION CORP.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

PROFOUND MEDICAL CORP.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2014/07/16

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: / Nombre d'administrateurs :

minimum and maximum number of directors is/are: / nombres minimum et maximum d'administrateurs :

Number / Nombre ______ or / ou minimum and maximum / minimum et maximum ______ ______

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

1. to change the name of the Corporation to "Profound Medical Corp."; and

2. to consolidate the issued and outstanding common shares in the capital of the Corporation on the basis of one (1) post-consolidation common share for every 13.6363 pre-consolidation common shares.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2014/12/22
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

MIRA IV ACQUISITION CORP.
(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par:

(Signature)
(Signature)

Director
(Description of Office)
(Fonction)